Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (File No. 33-63101) on Form S-8 of FirstMerit Corporation of our report dated June 28, 2012 relating to the statement of net assets available for benefits of FirstMerit Corporation and Affiliates Employees' Salary Savings Retirement Plan as of December 31, 2011, and the related statement of changes in net assets available for benefits for the year ended December 31, 2011, which appears in this December 31, 2011 annual report on Form 11-K.

/s/ SS&G Financial Services, Inc.
June 28, 2012
Akron, Ohio

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63101) pertaining to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan of our report dated June 22, 2011, with respect to the financial statements and schedule of FirstMerit Corporation and Affiliates Employee’s Salary Savings Retirement Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
June 25, 2012
Akron, Ohio